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                                                               Exhibit (e)(1)(v)

                             FORM OF AMENDMENT NO. 4
                                       TO
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC./CLASS IA SHARES


         FORM OF AMENDMENT NO. 4 to Distribution Agreement ("Form of Amendment No. 4"), dated as of ____________, 1999, between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation (the "Distributor").

         The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IA Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998 and Amendment No. 3 dated as of April 30, 1999 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Form of Amendment No. 4, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

         1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class IA Shares of the Alliance Money Market Portfolio, Alliance Intermediate Government Securities Portfolio, Alliance Quality Bond Portfolio, Alliance High Yield Portfolio, Alliance Balanced Portfolio, Alliance Conservative Investors Portfolio, Alliance Growth Investors Portfolio, Alliance Common Stock Portfolio, Alliance Equity Index Portfolio, Alliance Growth And Income Portfolio, Alliance Aggressive Stock Portfolio, Alliance Small Cap Growth Portfolio, Alliance Global Portfolio, Alliance International Portfolio (the "New Portfolios") on the terms and conditions contained in the Agreement.

         2. Duration of Agreement. This Agreement shall continue in effect until _________, 2000 with respect to the New Portfolios; until April 30, 2000 with respect to the EQ/Alliance Premier Growth Portfolio, the Capital Guardian Research Portfolio, the Capital Guardian U.S. Equity Portfolio and the Capital Guardian International Portfolio; and until April 14, 2000 with respect to all other Portfolios and thereafter will continue annually with respect only so long as such continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties have executed and delivered this Form of Amendment No. 4 as of the date first above set forth.


EQ ADVISORS TRUST                         EQ FINANCIAL CONSULTANTS, INC.

By:                                       By:
   --------------------------------           --------------------------------
      Peter D. Noris                             Michael S. Martin
      Peter D. Noris                             Chairman of the Board and
      President and Trustee                      Chief Executive Officer















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                                   APPENDIX A
                                       TO
                             FORM OF AMENDMENT NO. 4
                                       TO
                             DISTRIBUTION AGREEMENT
                                 CLASS IA SHARES


                                   Portfolios

           Portfolios In Original Agreement:

                    EQ/Putnam Growth & Income Value Portfolio
                    EQ/Putnam International Equity Portfolio
                    EQ/Putnam Investors Growth Portfolio
                    EQ/Putnam Balanced Portfolio
                    Merrill Lynch World Strategy Portfolio
                    Merrill Lynch Basic Value Equity Portfolio
                    MFS Research Portfolio
                    MFS Emerging Growth Companies Portfolio
                    Morgan Stanley Emerging Markets Equity Portfolio
                    T. Rowe Price International Stock Portfolio
                    T. Rowe Price Equity Income Portfolio
                    Warburg Pincus Small Company Value Portfolio


           Portfolios Added by Amendment No. 1:

                    BT Equity 500 Index Portfolio BT International Equity Index Portfolio BT Small Company Index Portfolio JPM Core Bond Portfolio Lazard Small Cap Value Portfolio Lazard Large Cap Value Portfolio

           Portfolios Added by Amendment No. 2:

                    EQ/Evergreen Foundation Portfolio
                    EQ/Evergreen Portfolio
                    MFS Growth with Income Portfolio

           Portfolios Added by Amendment No. 3:

                    EQ/Alliance Premier Growth Portfolio
                    Capital Guardian Research Portfolio
                    Capital Guardian U.S. Equity Portfolio
                    Capital Guardian International Portfolio

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           Portfolios Added by Amendment No. 4

                    Alliance Money Market Portfolio
                    Alliance Intermediate Government Securities Portfolio Alliance Quality Bond Portfolio Alliance High Yield Portfolio Alliance Balanced Portfolio Alliance Conservative Investors Portfolio Alliance Growth Investors Portfolio Alliance Common Stock Portfolio Alliance Equity Index Portfolio Alliance Growth And Income Portfolio Alliance Aggressive Stock Portfolio Alliance Small Cap Growth Portfolio Alliance Global Portfolio Alliance International Portfolio













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